UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2016, the Board of Directors of Oncothyreon Inc. (the “Company”) adopted a new form of executive officer employment agreement (the “Employment Agreement”), which the Company has entered into with the following executive officers:

•	Julie Eastland, the Company’s Chief Financial Officer and Vice President, Corporate Development;

•	Gary Christianson, the Company’ Chief Operating Officer; and

•	Scott Peterson, the Company’s Chief Scientific Officer.

The Employments Agreements provide for an unchanged annual base salary of $340,000 for Ms. Eastland, $330,475 for Mr. Christianson and $360,000 for Dr. Peterson, as well as eligibility to receive (i) an annual target bonus equal to up to 35% of each person’s respective base salary; (ii) an annual equity award; and (iii) standard medical benefits, vacation and expense reimbursement. In connection with entering into the new Employment Agreements, Ms. Eastland, Mr. Christianson and Dr. Peterson also received stock options to purchase 300,000, 250,000 and 325,000 shares of common stock, respectively, with an exercise price equal to $1.15 per share. The stock options will vest over four years, with 25% vesting on the one-year anniversary of the grant date and the remainder vesting monthly thereafter.

Upon a termination by the Company without Cause (as defined in the Employment Agreement) or by Ms. Eastland, Mr. Christianson or Dr. Peterson with Good Reason (as defined in the Employment Agreement), each of Ms. Eastland, Mr. Christianson and Dr. Peterson is entitled to receive, in additional to earned but unpaid salary and other benefits, (i) a lump sum cash payment equal to nine months of his or her respective base salary; (ii) a pro-rated target cash bonus (which, in the case of a termination by the Company without Cause, cannot be less than 75% of the target bonus amount); and (iii) continued medical benefits for nine months.

If within 12 months of a Change in Control (as defined in the Employment Agreement), Ms. Eastland, Mr. Christianson or Dr. Peterson terminates his or her employment with Good Reason or the Company (or successor) terminates his or her employment without Cause, then each of Ms. Eastland, Mr. Christianson and Dr. Peterson will receive, in additional to earned but unpaid salary and other benefits, (i) a lump sum cash payment equal to 18 months of his or her respective base salary; (ii) a cash bonus equal to 100% of the target annual bonus; (iii) continued medical benefits for 18 months; and (iv) full vesting and exercisability of all outstanding unvested equity and equity-based awards. In addition, upon a Change in Control, each of Ms. Eastland, Mr. Christianson and Dr. Peterson will be eligible to receive a one-time special bonus in such amount, if any, as determined at the discretion of the Company’s Compensation Committee.

Such benefits receivable upon a termination are subject to the executive officer releasing all claims against the Company. Ms. Eastland, Mr. Christianson and Dr. Peterson also entered into an Employee Confidentially, Invention Assignment and Non-Compete Agreement that prohibits each of them from competing with the Company and soliciting the Company’s employees or other third parties that have a relationship with the Company for one year following termination.

The form of Employment Agreement is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Executive Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Julie Eastland
Julie Eastland
Chief Financial Officer and Vice President, Corporate Development

Date: May 19, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Executive Employment Agreement.

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